Exhibit 10.6

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is entered into by and between the following parties on June 8, 2017:

(1)	Rise Tianjin Education Information Consulting Co., Ltd. (the “Lender”), a wholly foreign-owned limited liability company established in accordance with laws of the People’s Republic of China (the “PRC”) with its domicile at No. B206, B212, B213, B214, B217, B221, 2/F, Building (1), No. 8 Huanhe West Road, Tianjin Free Trade Zone (Airport Economic Area); and

(2)	Yiding SUN (ID Card No.: ) (the “Borrower”), a PRC citizen with an address at Room 103-105, Andrews Estate, No. 181 Gaobeidian Road, Chaoyang District, Beijing.

The Lender and the Borrower are hereinafter collectively referred to as the “Parties” and, individually, as a “Party”.

Whereas:

(A)	The Borrower and Zihong WANG (a PRC citizen, ID Card No.: ) entered into an Equity Transfer Agreement on June 8, 2017, according to which Zihong WANG shall transfer 20% of the equity interests held by him in Beijing Step Ahead Education Technology Development Co., Ltd., a limited liability company registered in Beijing, the PRC, with its domicile at No. C01-1, 4/F, No. 42 Beiyuan Road, Chaoyang District, Beijing, (the “Domestic Company”) to the Borrower (the “Equity Transfer”) at the price of RMB400,000 (the “Consideration of Equity Transfer”), and the Borrower shall assume the tax payable in respect of the execution and performance of the Equity Transfer Agreement. The equity interests of the Domestic Company purchased by the Borrower under the Equity Transfer Agreement are hereinafter referred to as the “Target Equity Interests”;

(B)	The Lender hereby agrees to provide the Borrower with the loan in accordance with this Agreement for the purpose that the Borrower has sufficient funds to pay the Consideration of Equity Transfer and the tax payable in respect of the execution and performance of the Equity Transfer Agreement; and

(C)	The Parties agree to enter into this Agreement to clarify and confirm the rights and obligations of the Parties.

Therefore, the Parties enter into this Agreement as follows upon friendly negotiation:

1.	Loan

1.1	Upon and subject to the terms hereof, the Lender agrees to provide the Borrower with, and the Borrower agrees to borrow from the Lender, a loan in an aggregate amount of principal (the “Loan”) equivalent to a sum of (1) RMB400,000 (in word: Renminbi four hundred thousand) and (2) the tax payable in respect of the execution and performance of the Equity Transfer Agreement.

1.2	Within twelve (12) months after the execution date of this Agreement, the Borrower may notify in writing or orally the Lender from time to time to withdraw the Loan (the “Utilization Notice”). The Borrower shall inform the Lender of the information on the RMB bank account for loan withdrawal when the Utilization Notice is sent to the Lender.

1.3	The Lender shall release the Loan to the Borrower within three (3) Working Days after the receipt of the Utilization Notice and remit the principal amount of the Loan to the RMB bank account as designated by the Borrower. The date on which the Lender releases the Loan to the Borrower is hereinafter referred to as the “Utilization Date”.

1.4	The Borrower hereby undertakes to use the Loan only for the purpose of paying the Consideration of Equity Transfer to Zihong WANG and the tax payable in respect of the execution and performance of the Equity Transfer Agreement, and not to use the Loan for any other purpose.

1.5	The term of this Agreement (the “Term”) shall be ten (10) years from the Utilization Date, unless as extended upon the Lender’s consent or earlier terminated in accordance with the provisions hereof. Subject to Article 1.6, the Borrower shall repay all amounts outstanding in respect of the Loan (including any penalty or interest thereon) and any other compensation liability hereunder in accordance with Article 1.7 and Article 1.8 upon the expiry or early termination of the Term.

1.6	Without the Lender’s prior written consent (which may be granted at the Lender’s sole and absolute discretion on a case by case basis), the Borrower shall not make any prepayment of the Loan prior to the expiration of the Term, provided that in case of any one or more of the following circumstances, all amounts unpaid by the Borrower under the Loan shall become immediately due and payable and shall be repaid in accordance with Article 1.7 and Article 1.8:

(a)	the Borrower becomes deceased, bankrupt or mentally incapacitated or otherwise loses, or has limitations in, capacity for civil acts;

(b)	the Borrower, for any reason, ceases to be the holder of Target Equity Interests, or the proportion of Target Equity Interests held by it is less than that set forth in Recital (A) above, except that the transfer of Target Equity Interests is consented by the Lender;

(c)	the Borrower violates its representations, warranties or undertakings under this Agreement in any material aspect;

(d)	the Borrower engages in any criminal act or is involved in any criminal activities; or

(e)	thirty (30) days have passed since the Lender gave a written notice to the Borrower requiring the repayment of the amount unpaid by the Borrower under the Loan (the Lender may give such notice in its sole and absolute discretion).

1.7	Unless as otherwise provided in Controlling Agreements, the Borrower shall repay the Loan under this Agreement by transferring all of the Target Equity Interests held by the Borrower to the Lender or a person as designated by the Lender in accordance with the Call Option Agreement (Second Restatement), the Proxy Agreement (Second Restatement), the Business Cooperation Agreement (Second Restatement) and the Equity Pledge Agreement (Second Restatement) entered into by the Borrower with the Lender, the Domestic Company and certain other parties at the Lender’s reasonable request (collectively, the “Controlling Agreements”).

1.8	The Borrower shall pay all interest of the Loan, together with the principal and penalty (if any), at the expiry or early termination of the Term or when each of such relevant amounts becomes due. If the Transfer Price (as defined in the Call Option Agreement) is higher than the amount of the repayable principal of the Loan hereunder, the excess amount shall be deemed as the interest payable in respect of the Loan, and the Borrower shall pay such interest in proportion to the percentage of the Target Equity Interests proposed to be transferred. If the aggregate amount of such interest is higher than the loan interest limit (if any) as prescribed by relevant laws, the Borrower shall pay the aforementioned excess amount to the Lender in a way as instructed by the Lender.

1.9	On the premise that the Borrower has repaid the Loan in accordance with Article 1.7 by transferring all Target Equity Interests held by it to the Lender or the person as designated by the Lender, the Borrower shall not have any further obligation to the Lender with regard to the principal, interest or penalty (if any), except that the Borrower is liable for the indemnification under Article 4.2.

1.10	Any part or whole of the Loan repaid by the Borrower under this Agreement may not be re-borrowed without the Lender’s consent.

2.	Representations and Warranties

2.1	During the Term from the date of this Agreement to the date of the termination or expiration of this Agreement, the Lender represents and warrants to the Borrower as follows:

(a)	The Lender is a wholly foreign-owned enterprise duly established and existing under the PRC law.

(b)	The Lender has the power to execute and perform its obligations under this Agreement. The execution and performance of this Agreement by the Lender is in compliance with the articles of association or other organizational documents of the Lender, and the Lender has obtained all necessary and appropriate approvals and authorizations to execute and perform this Agreement.

(c)	The execution and performance of this Agreement by the Lender will neither violate any laws and regulations or government approvals, authorizations, notices or other governmental documents having binding effect on or affecting the Lender, nor violate any agreements between the Lender and any third party or any covenants made to any third party.

(d)	This Agreement shall constitute lawful, valid and enforceable obligations of the Lender upon execution.

2.2	During the Term from the date of this Agreement to the date of the termination or expiration of this Agreement, the Borrower represents and warrants to the Lender as follows:

(a)	The Domestic Company is a limited liability company duly established and existing under the PRC law and the Borrower is the lawful holder of the Target Equity Interests.

(b)	The Borrower has full right and capacity to execute and perform its obligations under this Agreement.

(c)	The execution and performance of this Agreement by the Borrower will neither violate any laws and regulations or government approvals, authorizations, notices or other governmental documents having binding effect on or affecting the Borrower, nor violate any agreements between the Borrower and any third party or any covenants made to any third party.

(d)	This Agreement shall constitute lawful, valid and enforceable obligations on the Borrower upon execution.

(e)	Unless otherwise required in the Controlling Agreements or agreed by the Parties, the Borrower shall not (i) create any mortgage, guarantee or other security interest on the whole or part of the Target Equity Interests, (ii) make any offer to any third party or accept any offer made by any third party for the transfer of the whole or part of the Target Equity Interests, or (iii) enter into any agreement with any third party for the transfer of the whole or part of the Target Equity Interests (unless as consented by the Lender). The Borrower’s spouse has no right to or interest in the Target Equity Interests, and the Target Equity Interests shall be the Borrower’s individual property instead of marital property.

(f)	There are no pending disputes, litigations, arbitrations, administrative proceedings or any other legal proceedings involving or in connection with the Borrower and/or the Target Equity Interests, nor are there any potential disputes, litigations, arbitrations, administrative proceedings or any other legal proceedings involving or in connection with the Borrower and/or the Target Equity Interests.

3.	Borrower’s Undertakings

3.1	The Borrower undertakes that, in his capacity as the shareholder of the Domestic Company, the Borrower shall, and shall cause the Domestic Company and each subsidiary of the Domestic Company (including any private school sponsored by the Domestic Company or any of its subsidiaries as the sponsor, same below):

(a)	at the Lender’s reasonable request, to enter into the Controlling Agreements with the Lender in accordance with the instructions of the Lender;

(b)	without the prior written consent of the Lender, not to supplement, amend or modify its business scope or service scope (if applicable) or articles of association, or increase or reduce its registered capital or operating capital (if applicable), or change its capital structure in any form;

(c)	without the prior written consent of the Lender, not to sell, transfer, mortgage or otherwise dispose of the legal or beneficial rights and interests in any of its assets, businesses or revenues, or permit or create any other security interest on the assets, businesses or revenues;

(d)	without the prior written consent of the Lender, not to incur, succeed to, guarantee or permit any debt, unless (i) the debt occurs in the ordinary course of business and (ii) the debt has been disclosed to the Lender and a prior written consent from the Lender has been obtained;

(e)	without the prior written consent of the Lender, not to enter into any material contracts (for the purpose of this transaction, a contract with a value exceeding RMB200,000 shall be deemed a material contract) other than the contracts executed in the ordinary course of business;

(f)	without the prior written consent of the Lender, not to provide any loan or facility to any person;

(g)	upon the Lender’s request, to provide the Lender with all information with respect to its operations and financial status;

(h)	without the prior written consent of the Lender, not to merge with or form any alliance with any person, or acquire or invest in any person;

(i)	to immediately notify the Lender of the occurrence or threat of any litigation, arbitration or administrative proceedings involving or in relation to its assets, businesses and revenues;

(j)	to the extent necessary to maintain its ownership of all its assets, to execute all necessary or appropriate documents, take all necessary or appropriate actions and bring all necessary or appropriate lawsuits or raise necessary and appropriate defenses against all claims;

(k)	without the prior written consent of the Lender, not to declare or distribute dividends or returns (if applicable) to its shareholders or sponsors (if applicable) in any form, but upon the request of the Lender, to immediately declare and distribute all the distributable profits or returns (if applicable) to its shareholders or sponsors (if applicable) respectively;

(l)	at the request of the Lender, to appoint the person designated by the Lender as its director; and

(m)	to strictly comply with the provisions of the Call Option Agreement and not to take any actions or omit to take any actions that may adversely affect the effectiveness and enforceability of the Call Option Agreement.

3.2	During the Term from the date of this Agreement to the date of the termination or expiration of this Agreement, the Borrower undertakes that:

(a)	without the prior written consent of the Lender, it shall not sign, adopt, terminate, revise or renew any other agreement or arrangement in respect of all or part of the Target Equity Interests; provided that the Borrower will enter into the Controlling Agreements or other agreements at the Lender’s reasonable request with the Lender according to the instructions of the Lender with regard to the Target Equity Interests;

(b)	except in accordance with the Controlling Agreements, it shall not sell, transfer, mortgage or otherwise dispose of the legal or beneficial rights and interests in the Target Equity Interests or permit or create any other security interest on the Target Equity Interests without the prior written consent of the Lender;

(c)	unless it is beneficial to the Lender or the Lender’s designated person, it shall cause the shareholders’ meeting of the Domestic Company not to approve the sale, transfer, mortgage or otherwise disposal of the legal or beneficial rights and interests in the Target Equity Interests or the permission or creation of any other security interest on the Target Equity Interests without the prior written consent of the Lender;

(d)	it shall cause the shareholders’ meeting of the Domestic Company not to approve the Domestic Company or any subsidiary of the Domestic Company to merge or create an alliance with any person, or acquire or invest in any person without the prior written consent of the Lender;

(e)	it shall immediately notify the Lender of the occurrence or threat of any litigation, arbitration or administrative proceedings involving or in relation to the Target Equity Interests;

(f)	to the extent necessary to maintain his ownership of the Target Equity Interests, it shall execute all necessary or appropriate documents, take all necessary or appropriate actions and bring all necessary or appropriate lawsuits or raise all necessary and appropriate defenses against all claims;

(g)	it shall refrain from taking any action that may have a material adverse impact on the assets, businesses and liabilities of the Domestic Company or any of its subsidiaries;

(h)	it shall, at the request of the Lender, appoint the person designated by the Lender as the director of the Domestic Company or any of its subsidiaries;

(i)	to the extent permitted by the PRC laws, at the request of the Lender at any time, it shall promptly and unconditionally transfer the Target Equity Interests held by it to the Lender or the Lender’s designated person(s);

(j)	to the extent permitted by the PRC laws, at the request of the Lender at any time, it shall cause other shareholders of the Domestic Company to promptly and unconditionally transfer the Target Equity Interests held by them to the Lender or the Lender’s designated person(s); and

(k)	it shall strictly comply with the provisions of this Agreement and the Controlling Agreements, perform its obligations under this Agreement and the Controlling Agreements, and refrain from taking any action or omitting to take any action that may adversely affect the effectiveness and enforceability of this Agreement and the Controlling Agreements.

4.	Liability for Default

4.1	In the event that the Borrower fails to repay the outstanding amount of the Loan when it becomes due and payable, the Borrower shall be liable to pay default interest on the overdue amount at a rate of 0.01% per day, until the date on which the Borrower repays the outstanding amount of the Loan in full, together with default interest thereon and any other amounts due and payable.

4.2	The Borrower undertakes to indemnify and hold harmless the Lender against and from any litigations, allegations, claims, costs, damages, demands, fees, liabilities, losses or procedures incurred by the Lender in connection with any breach by the Borrower of any of its obligations under this Agreement.

4.3	Notwithstanding any other provision of this Agreement, the Lender has the right to enforce its rights under this Agreement, and the Parties acknowledge and agree that monetary compensations may be insufficient to indemnify the Lender against the losses incurred by the Lender due to Borrower’s breach of its obligations hereunder.

5.	Notices

Any notice, claim, certificate, request, demand and other communication under this Agreement shall be made in writing and shall be delivered to the Parties hereto by hand, by facsimile or by a reputable overnight courier service with postage prepaid at the following addresses (or at such other address as notified by a Party), and shall be deemed to be given when it is delivered to the other Party if it is delivered by hand, or upon the receipt of a confirmed transmittal report if it is sent by facsimile, or three (3) days after the delivery to or pickup by the overnight courier service if it is sent by an overnight courier:

To the Lender:	Rise Tianjin Education Information Consulting Co., Ltd.
Address: No. B206, B212, B213, B214, B217, B221, 2/F, Building (1), No. 8 Huanhe West Road, Tianjin Free Trade Zone (Airport Economic Area), the PRC
Telephone: 13910985656
Attention: Yiding SUN

with a copy to: Bain Capital Asia, LLC
Address: 51/F Cheung Kong Center, 2 Queen’s Road Central, Hong Kong
Attention: Drew Chen
Telephone: +852 3656-6881

To the Borrower:	Yiding SUN
Address: Room 103-105, Andrews Estate, No. 181 Gaobeidian Road, Chaoyang District, Beijing
Telephone: 13910985656

6.	Confidentiality

The Parties acknowledge and confirm that any oral or written information exchanged between them with respect to this Agreement shall be confidential information. The Parties shall maintain the confidentiality of all such information. Without the prior written consent of the Party providing such information, either Party shall not disclose any confidential information to any third party, except in the following circumstances: (a) such information is or comes into the public domain (through no fault or disclosure by the receiving Party); (b) the information is required to be disclosed in accordance with applicable laws or rules or regulations of any stock exchange; or (c) the information regarding the transaction contemplated hereunder is disclosed by any Party to its legal or financial advisors, and such legal or financial advisors are also bound by duties of confidentiality similar to the duties set forth in this Article. Any disclosure of any confidential information made by the staff, employee or advisor of any Party shall be deemed as disclosure of such confidential information made by such Party, for which such Party shall be held liable for breach of this Agreement. This Article shall survive the termination of this Agreement if this Agreement is terminated for any reason.

7.	Applicable Law and Dispute Resolution

7.1	The formation, effect, interpretation, performance, amendment, termination and dispute resolution of this Agreement shall be governed by the PRC laws.

7.2	Any dispute arising from the interpretation and performance of this Agreement shall first be resolved through friendly consultations by the Parties. If the dispute fails to be resolved within thirty (30) days after a Party gives a notice requesting consultations to the other Party, either Party may submit such dispute to China International Economic and Trade Arbitration Commission (the “CIETAC”) for arbitration in Beijing in accordance with then effective arbitration rules of the CIETAC. The arbitration tribunal shall consist of three (3) arbitrators who may or may not be on the CIETAC’s list of arbitrators. The Lender shall appoint one arbitrator and the Borrower shall appoint one arbitrator. The third arbitrator, who shall be the chairman of the arbitration tribunal, shall be jointly appointed by the Parties to the arbitration. The arbitration award shall be final and binding on both Parties.

7.3	During the existence of any dispute, the Parties shall continue to exercise their remaining respective rights and fulfill their remaining respective obligations under this Agreement, except insofar as the same may relate directly to the matters in dispute.

7.4	Notwithstanding the foregoing, the Parties agree that either of them may seek interim measures including seeking property preservation from any court of competent jurisdiction in relation to the provisions of this Agreement or the Parties’ performance of this Agreement.

8.	Miscellaneous

8.1	This Agreement shall become effective upon the execution date, and shall expire when the Parties have fully performed their respective obligations under this Agreement.

8.2	Any amendment or supplement to this Agreement shall be made in writing and the amendments and supplements to this Agreement shall become effective only upon duly signature by both Parties.

8.3	Each Party shall, within its powers, sign all necessary documents and take all necessary actions to make the provisions of this Agreement effective or grant all of its rights under this Agreement to another party.

8.4	No waiver of any provision of this Agreement shall be effective unless it is made in writing and signed by the Parties. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach, and no failure by either Party to exercise any right or privilege hereunder shall be deemed as a waiver by such Party of any of its rights or privileges hereunder or shall be deemed as a waiver by such Party to exercise its rights or privileges at any time after the execution of this Agreement.

8.5	If any provision of this Agreement is held to be invalid or unenforceable, such provision shall, to the extent of its invalidity or unenforceability, become invalid and deemed to have not been included in this Agreement, however, the validity of any other provision of this Agreement shall not be affected thereby. The Parties shall then make all reasonable efforts to replace the invalid or unenforceable provision with a valid and enforceable alternative provision, the effect of which comes as close as possible to that of the invalid or unenforceable provision.

8.6	A “Working Day” referred to in this Agreement means any day other than a Saturday, Sunday or statutory holiday in the PRC.

8.7	If it is required under any applicable law, regulations or listing rules or required or deemed desirable by any stock exchange, government or other regulatory authority in connection with the initial public offering and listing of the shares in the Potential Listed Company (“IPO”) or the initial public offering and listing of the shares in any company which adopts a variable interest entity (VIE) structure (the “IPO Requirements”), the Borrower agrees and undertakes to (a) take all such actions (including the amendment of this Agreement and the Controlling Agreements, any authorizations, documents and notices entered into or delivered in connection with this Agreement and the execution of additional documents) to comply with or, as applicable, meet the IPO Requirements and (b) take all actions referred to in paragraph (a) above within 3 Working Days from demand by the Lender. For the purpose of this Article, a “Potential Listed Company” means such other company as identified by the Lender or its actual controller and notified by the Lender to other parties as a Potential Listed Company under this paragraph, which company beneficially owns, whether directly or indirectly, the equity interests of the Lender and operates its business in the PRC through the Lender and the Domestic Company.

8.8	In respect of various taxes arising from the execution and performance of this Agreement, the Borrower shall fulfill the tax declaration and tax payment obligations in accordance with law within the time limit prescribed by applicable law.

8.9	This Agreement shall be executed in Chinese and in four (4) originals. Each Party shall hold two (2) originals. Each original shall have equal legal validity.

8.10	This Agreement may be executed in several counterparts and all counterparts so executed shall constitute one and same legal document. A Party may execute this Agreement by signing any counterpart.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, this Agreement has been executed by the authorized representatives of the Parties as of the date first above written.

Lender: Rise Tianjin Education Information Consulting Co., Ltd. (seal)

[Company seal is affixed]

Legal Representative:	/s/ Yiding SUN
Name: Yiding SUN

Borrower:	Yiding SUN

By:	/s/ Yiding SUN

Signature Page of Loan Agreement